040102

"040102"

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20130623917-74
Ross Miller Secretary of State State of Nevada	Filing Date and Time 09/23/2013 8:40 AM
	Entity Number E0464192013-0

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Ezagoo Inc.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: CSC Services of Nevada, Inc. (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 10,000 Par value per share: $ .001 Number of shares without par value: 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Noah Tang (Name) STB450, Rm B, 14/F, Wah Hen, 383 Hennessy Rd (Street Address) Hong Kong, China (City) State Zip Code 2) Mac Zhang (Name) STB450, Rm B, 14/F, Wah Hen, 383 Hennessy Rd (Street Address) Hong Kong, China (City) State Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:*
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Mac Zhang (Name) X Mac Zhang (Incorporator Signature) STB450, Rm B, 14/F, Wah Hen, 383 Hennessy Rd (Address) Hong Kong, China (City) State Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* CSC Services of Nevada, Inc. X By: [signature] Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — 9/23/2013 Date

This form must be accompanied by appropriate fees.